UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2019

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                Entry into a Material Definitive Agreement.

Make-Whole Agreement

In connection with the April 2, 2019 consummation of the transactions (the “Closing”) contemplated by the previously announced contribution agreement, dated as of March 21, 2019 (the “Contribution Agreement”), by and among Enviva Development Holdings, LLC, a Delaware limited liability company (“DevCo”), Enviva Partners, LP, a Delaware limited partnership (the “Partnership”), and Enviva Holdings, LP, a Delaware limited partnership (the “Sponsor”), Enviva, LP, a wholly owned subsidiary of the Partnership (“ELP”), entered into a make-whole agreement with the Sponsor, pursuant to which (i) the Sponsor agreed to guarantee certain cash flows from the Hamlet plant (as defined below) until June 30, 2020, (ii) the Sponsor agreed to reimburse ELP for construction cost overruns in excess of budgeted capital expenditures for the Hamlet plant, subject to certain exceptions, (iii) ELP agreed to pay to the Sponsor quarterly incentive payments for any wood pellets produced by the Hamlet plant in excess of forecast production levels through June 30, 2020, and (iv) the Sponsor agreed to retain liability for certain claims payable, if any, by Enviva Wilmington Holdings, LLC, a Delaware limited liability company (the “First JV”).

The First JV is a joint venture between DevCo, a wholly owned subsidiary of the Sponsor, and John Hancock Life Insurance Company (U.S.A.) (“John Hancock”) and certain of its affiliates. The First JV has secured permits and is nearing completion of construction of a wood pellet production plant in Hamlet, North Carolina (the “Hamlet plant”). The Hamlet plant is expected to achieve commencement of commercial operations (“COD”) in the second quarter of 2019 and, following a ramp period, to reach wood pellet production of approximately 600,000 metric tons per year.

Management Services Fee Waiver

On April 2, 2019, in connection with the Closing, the Partnership and Enviva Management Company, LLC, a Delaware limited liability company and wholly owned subsidiary of the Sponsor (“Enviva Management”), entered into an agreement pursuant to which Enviva Management agreed to waive an aggregate of approximately $13 million in fees that otherwise would be owed by the Partnership under the Partnership’s management services agreement with Enviva Management with respect to the period from the Closing through June 30, 2020.

Second Amended and Restated Credit Agreement

On April 2, 2019, in connection with the Closing, the Sponsor assigned to ELP the Sponsor’s rights and obligations under the Amended and Restated Credit Agreement, dated as of June 30, 2018, between the First JV, as borrower, and the Sponsor, as lender (the “Credit Agreement”). Immediately prior to the assignment, the Credit Agreement provided for a $30 million revolving credit facility, which bore interest at one-month LIBOR plus 1.75%. Approximately $4.2 million was drawn under the revolving credit facility at April 1, 2019. In connection with the Closing, the Partnership also amended and restated the Credit Agreement to (i) increase ELP’s revolving lending commitment to $60 million and (ii) extend the stated maturity date until June 30, 2022.

Item 2.01.                Completion of Acquisition or Disposition of Assets.

Contribution Agreement

In connection with the Closing and pursuant to the Contribution Agreement, DevCo contributed to the Partnership all of the issued and outstanding Class B Units of the First JV and the Sponsor assigned to ELP the Sponsor’s position as lender under the amended and restated Credit Agreement for total consideration of $165 million, subject to certain adjustments. Such consideration is comprised of (i) the issuance of 1,681,237 common units representing limited partner interests in the Partnership (“common units”) or $50 million in common units, and approximately $25 million in cash paid at Closing, (ii) $50 million in cash to be paid upon COD, and (iii) $40 million in cash to be paid upon the later of COD and January 2, 2020.  We refer to this acquisition as the “JV 1.0 Drop-Down.”

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report under “Second Amended and Restated Credit Agreement” is incorporated by reference into this Item 2.03.

Item 3.02.     Unregistered Sales of Equity Securities.

As disclosed below under Item 8.01, on April 1, 2019, the Partnership issued 1,691,627 common units to John Hancock as partial consideration for the Wilmington Acquisition (as defined below), and as disclosed above under Item 2.01, on April 2, 2019, the Partnership issued 1,681,237 common units to DevCo as partial consideration for the JV 1.0 Drop-Down.  The Partnership issued these common units pursuant to Section 4(a)(2) of the Securities Act, as amended.

Item 8.01.     Other Events.

Second Wilmington Payment

On April 1, 2019, the Partnership accelerated the payment of $74 million to the First JV in deferred consideration for the Partnership’s October 2017 acquisition of all of the issued and outstanding limited liability company interests in Enviva Port of Wilmington, LLC (“EPW”), which owns the marine export terminal located in Wilmington, North Carolina (the “Wilmington terminal”), from the First JV (the “Wilmington Acquisition”). Such payment consisted of (i) approximately $24 million in cash, of which approximately $23 million was distributed to John Hancock and approximately $1 million was retained by the First JV, and (ii) the issuance of 1,691,627 common units, or approximately $50 million in common units, which were distributed to John Hancock and, in connection therewith, the Partnership entered into a registration rights agreement with John Hancock covering the resale of such common units.

In connection with the accelerated payment to the First JV, EPW entered into a long-term terminal services agreement with the First JV and Enviva Pellets Hamlet, LLC, a wholly owned subsidiary of the First JV (the “Wilmington-Hamlet TSA”), pursuant to which the Wilmington terminal will receive, store, and load wood pellets from the Hamlet plant. The Wilmington-Hamlet TSA provides for deficiency payments to EPW if minimum throughput requirements are not met.

Management Services Fee Waiver

On April 2, 2019, in connection with the Closing, Enviva Management agreed to waive an aggregate of approximately $2.5 million of management fees that otherwise would be owed to Enviva Management under the First JV’s management services agreement with respect to the period from the Closing until the later of (a) July 1, 2019 and (b) COD.

Cautionary Statement on Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control. All statements, other than historical facts included in this Current Report, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report. Although the Partnership believes that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecast in such statements.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner
Date: April 5, 2019

	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Vice President, Associate General Counsel and Secretary